Exhibit 99.1

February 12, 2025	Contact:	Roger Schrum
843-339-6018
roger.schrum@sonoco.com

Clark Joins Sonoco Board of Directors

HARTSVILLE, S.C., U.S. – Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a global leader in high-value sustainable packaging, today announced that Scott A. Clark has been elected to its Board of Directors. Clark is an independent member of the Sonoco board and will stand for election at the Company’s next scheduled Annual General Meeting.

Clark, 59, is a 28-year executive of Michelin where he most recently served as Executive Vice President and Member of Michelin’s Group Executive Committee with responsibilities for the company’s largest global business segments and supervising their largest geographic markets. Previously, he was Chairman and President of Michelin North America along with a variety of operations and marketing leadership roles for the company in the U.S., France and Singapore. Before joining Michelin, Clark started his career as a consumer-packaged goods marketer overseeing a diverse group of snack, cereal and pet care brands for the former Ralston Purina and Ralcorp Holdings.

“We are extremely pleased to have Scott joining the Sonoco Board as he brings significant global management, operations and commercial consumer packaged goods leadership. With nearly a decade worth of experience living and leading large businesses in Europe he will provide us key insights into a region which is important for Sonoco’s growth,” said John Haley, Sonoco’s Chairman of the Board of Directors.

Clark received a Bachelor of Science degree in accounting and an MBA in marketing from Washington University’s John M. Olin School of Business. He currently resides in Greenville, S.C., and has previously served on the board of TBC Corporation, Michelin North America, the United States Tire Manufacturers Association and the European Tire and Rubber Manufacturers Association.

About Sonoco

Sonoco (NYSE: SON) is a global leader in high-value, sustainable packaging that serves some of the world’s best-known brands. Our portfolio is composed of leading products that serve large, attractive end markets for metal and fiber consumer and industrial packaging. Guided by our purpose of Better Packaging. Better Life™, we foster a culture of innovation, collaboration, and excellence to provide solutions that better serve all our stakeholders and support a sustainable future. With net sales of approximately $6.8 billion in 2023, Sonoco has approximately 28,000 employees working in more than 300 operations around the world. Sonoco was named one of America’s Most Responsible Companies by Newsweek. For more information on the Company, visit our website at www.sonoco.com.

1 North Second Street

Hartsville, S.C. 29550 USA

www.sonoco.com

Forward-Looking Statements

Certain statements made in this communication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “accelerate,” “committed,” “enable,” “ensure,” “expect,” “future,” “will,” or the negative thereof, and similar expressions identify forward-looking statements. Forward-looking statements in this communication include, but are not limited to, statements regarding the Company’s journey to simplify its operating structure, leverage its competitive strengths, drive growth and enhance its customer experience, the Company’s ability to serve its stakeholders and support a sustainable future, the effects of senior leadership changes, and the company’s expectations regarding permanent senior leadership roles. These forward-looking statements are made based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning the Company’s future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Risks and uncertainties include, among other things, risks related to the Company’s ability to execute on its strategy, including with respect to portfolio simplification, organizational streamlining, and capital investments, and achieve the benefits it expects therefrom, and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors”. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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